UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 21, 2013

Commission File Number:  001-8402

ISC8 Inc.
(Exact name of small business issuer as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)
33-0280334
(IRS Employer Identification No.)

151 Kalmus Drive, Suite A-203, Costa Mesa, California 92626
(Address of principal executive offices)

(714) 444-8753
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Board Members

ISC8 Inc. (the "Company") today announced the appointment of Mr. Theodore Lanes and Mr. Alexander Awan to the Company's Board of Directors, effective immediately. Mr. Lanes will serve as a member of the Company's audit committee, and Mr. Awan will serve as a member of the Company's compensation committee.

Theodore Lanes is the founder and owner of Lanes Management Services, a Los Angeles based consulting firm specializing in interim management and a project consultant to a wide range of clients. Through Lanes Management Services, Mr. Lanes has served as interim CFO for a NASDAQ listed developer of luxury skin care products. Additionally, prior to founding Lanes Management Services, Mr. Lanes served as a Board member, and Chief Financial Officer for a Nasdaq listed software developer, where he led the IPO and sale of the company. Mr. Lanes holds an M.B.A from the University of Southern California and a B.S. in business administration and finance from California State University, Long Beach.

Alexander Awan currently serves as President of McKinley Investments, Inc., and President of GTS Investments, Inc. Prior to McKinley Investments and GTS Investments, Mr. Awan served as President of PT. Extertainment Indonesia, a health and fitness club based in Indonesia, and President and Director of PT. Bayu Buana Tbk, a publicly listed travel service company based in Indonesia. Mr. Awan holds an M.B.A in industrial marketing from Loyola Marymount University, and a B.S. in accounting from the University of Southern California.

Messrs. Lanes and Awan were appointed as investor designees, pursuant to the Voting Agreement by and between the Company and certain accredited investors (each an "Investor"), in accordance with the Series D Offering disclosed in the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 5, 2013. Other than their affiliation with an Investor signatory to the Voting Agreement, there are no arrangements or understandings pursuant to which Mr. Lanes or Mr. Awan were appointed as directors, and there are no further related party transactions between the Company and Mr. Lanes or Mr. Awan that would require disclosure under Item 404(a) of Regulation S-K.

Resignation of Board Members

On November 21, 2013, Messrs. Marc Dumont, Seth Hamot, Thomas Kelly, Bill Joll and Robert Wilson resigned from the Company's Board of Directors and all respective committee positions, effective immediately. Additionally, on November 22, 2013, Mr. Jack Johnson tendered his resignation from the Company's Board of Directors and as the Company's audit committee chairman, effective December 31, 2013. Mr. Simon Williams will replace Robert Wilson as chairman of the Board and Mr. Williams will serve on the governance and nominating Committee. New appointee Theodore Lanes will replace Jack Johnson as chairman of the audit committee once Mr. Johnson's resignation is effective.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISC8 Inc.

Date:   November 27, 2013
By:	/s/ John Vong

Name: John Vong
Title: Chief Financial Officer